Exhibit 99.1

NEWS RELEASE

Contact:	William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE ANNOUNCES 2009

SECOND QUARTER EARNINGS

•	Net Income of $2.9 million for 2009 second quarter up from $2.7 million in the second quarter of 2008

•	Provision for Loan Losses of $4.0 million reflects challenging credit environment

•	Recapture of $1.5 million of previously recorded MSR impairment

•	Other-Than-Temporary Impairment of $874,000 recognized on certain investment securities

•	FDIC special assessment of $900,000

•	Second quarter loan growth of $24.6 million

DEFIANCE, OHIO (July 20, 2009) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its second quarter ended June 30, 2009 totaled $2.9 million, or $0.29 per diluted common share, compared to $2.74 million or $0.34 per diluted common share for the quarter ended June 30, 2008. The 2008 results included $262,000 of acquisition-related charges associated with the March 14, 2008 acquisition of Pavilion Bancorp of Adrian, Michigan (Pavilion) and its subsidiary the Bank of Lenawee.

For the six month period ended June 30, 2009, First Defiance earned $6.3 million or $0.65 per diluted common share compared to $6.15 million or $0.80 per diluted common share for the six month period ended June 30, 2008. Excluding the after-tax cost of the $1.0 million acquisition-related charges from the 2008 results, First Defiance earned $6.81 million, or $0.88 per diluted common share for the first half of 2008.

“Given the economic environment, we are pleased with our second quarter results,” said William J. Small, Chairman, President and Chief Executive Officer of First Defiance Financial Corp. “Net income increased compared to last year’s second quarter, and record-breaking mortgage volume boosted non-interest income. Credit quality was once again the major drag on the results for the quarter as many of our borrowers continue to face challenges. The FDIC special assessment, which was assessed on all FDIC insured institutions to rebuild the insurance reserves, and some additional other-than-temporary impairment also negatively impacted earnings. Even in this environment we were able to grow loans and deposits including 10% growth in non-interest bearing demand deposits from the first quarter of 2009.”

Credit Quality

The second quarter 2009 results include expense for provision for loan losses of $4.0 million, compared with $2.8 million in the same period in 2008 and $2.7 million in the first quarter of 2009.

Non-performing loans totaled $41.8 million at June 30, 2009, an increase from $36.7 million at March 31, 2009. The June 30, 2009 balance included $35.5 million of loans that are 90 days past due and another $6.3 million of loans considered non-performing because of changes in terms granted to borrowers although the loans are still accruing interest. In addition, First Defiance had $8.6 million of Real Estate Owned at June 30, 2009. For the second quarter of 2009, First Defiance recorded net charge-offs of $3.8 million, which represented 0.96% of average loans outstanding (annualized) for the quarter.

“First Federal Bank has a long history of excellent asset quality, but in the current economic situation, we, like most other banks, continue to see deterioration in some credits in our portfolio. These charge-offs were not unexpected, and were accounted for in our provision for loan losses in the quarter. Two credit relationships, one a land development credit and the other a manufacturing business, accounted for more than 60% of the charge-off amount this quarter. We continue to monitor the portfolio and the economic environments in our markets closely and react quickly to any identified weaknesses,” Small said.

Investment Portfolio

The Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the second quarter of 2009 totaled $874,000. The OTTI charge for the quarter related to four Trust Preferred Collateralized Debt Obligations (CDOs) with a remaining book value of $2.3 million. First Defiance also has one other CDO investment that had an OTTI charge in the first quarter of 2009, which has a remaining book value of $243,000 and market value of $163,000 at June 30, 2009. The OTTI charge is due to the credit deterioration of the underlying collateral.

First Defiance also has other Trust Preferred CDO investments with a total book value of $3.8 million and market value of $1.4 million at June 30, 2009. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market. These investments continue to pay principal and interest payments in accordance with the contractual terms of the securities. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary, and, therefore, has not recognized the reduction in value of those investments in earnings.

Net Interest Margin

Net interest income was basically flat compared to the 2008 second quarter, with a slight decrease to $16.2 million for the second quarter of 2009. Net interest margin was 3.61% for the 2009 second quarter compared to 3.71% in the first quarter of 2009 and 3.91% in the second quarter of 2008. Yield on interest earning assets declined by 79 basis points, to 5.50% from

6.29% in the 2008 second quarter while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 44 basis points, to 1.95% from 2.39%.

“Despite the fact that we are seeing some encouraging signs of economic recovery in our markets, the challenges to net interest margin are far from over,” said Small. “It’s a low rate environment, which requires that we focus on a disciplined pricing strategy to strengthen net interest margin for the remainder of the year.”

Non-Interest Income

Non-interest income for the 2009 second quarter increased to $8.4 million from $6.2 million in the second quarter of 2008. Most of the increase was in mortgage banking income, which increased to $4.0 million in the 2009 second quarter from $1.5 million for the same period in 2008. Gains from the sale of mortgage loans nearly tripled in the second quarter of 2009 to $2.9 million from $1.0 million in the second quarter of 2008. Mortgage loan servicing revenue remained relatively flat for the 2009 second quarter compared to 2008. The increases in gains and servicing revenue were offset by expense increases of $765,000 for the amortization of mortgage servicing rights due to the higher refinance activity during the quarter.

First Defiance recaptured $1.5 million of the mortgage servicing rights (MSR) valuation adjustment in the second quarter of 2009 compared with a recapture of $167,000 in the second quarter of 2008. The MSR valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights.

Loss on investment securities for the second quarter of 2009 was $750,000, which included $874,000 of OTTI charges compared with a loss of $432,000 in the second quarter of 2008 related to OTTI charges.

“Mortgage banking activity in the second quarter surpassed all expectations,” commented Small. “We broke records that were in place from the refinancing boom of 2002 through 2004. It’s an accomplishment for a bank our size to generate $198.0 million in loans in a single quarter. We were also able to recapture a sizeable amount of the mortgage servicing impairment that we took in the 2008 fourth quarter to offset the increased amortization of the mortgage servicing rights due to the heavy refinancing during the quarter. We believe that the mortgage production will drop off in the second half of the year as mortgage rates have risen off the early-year lows. However, we are seeing a pick up in mortgages for the purchase of homes in recent months compared to most of the activity earlier in the year being for refinancing of existing mortgages.”

Non-Interest Expenses

Total non-interest expense increased to $16.1 million for the quarter ended June 30, 2009, an increase from the $15.5 million of non-interest expense, which included $262,000 of acquisition related charges, recognized in the 2008 second quarter. FDIC insurance expense increased to $1.5 million in the second quarter of 2009 from $431,000 in the same period of 2008 as a result of the FDIC rate increases, higher insured deposits and a special assessment of $900,000.

Compensation and benefits increased by 3.6% compared to 2008, driven largely by increased medical costs. Other non-interest expense decreased to $3.0 million in the second quarter of 2009 from $3.5 million in the second quarter of 2008. The second quarter of 2008 included an expense of $752,000 associated with losses related to a former investment advisor. The period over period expense reduction benefit was offset partially by credit, collection and OREO-related costs, which increased $574,000 over the second quarter of 2008.

Year-To-Date Results

For the six month period ended June 30, 2009, net interest income totaled $32.2 million, compared with $29.8 million in the first six months of 2008. Average interest-earning assets increased to $1.81 billion for the first half of 2009 compared to $1.58 billion for the first half of 2008. Net interest margin for the first six months of 2009 was 3.66%, down 18 basis points from the 3.84% margin reported in the six month period ended June 30, 2008.

The provision for loan losses for the first half of 2009 was $6.7 million, compared to $3.9 million recorded during the first six months of 2008.

Non-interest income for the first half of 2009 was $15.2 million compared to $12.2 million during the same period of 2008. Most of the non-interest income increase was in mortgage banking, which increased 156% to $6.7 million for the first six months of 2009 compared to $2.6 million in the first six months of 2008. In addition, service fees and other charges were $6.4 million for the first half of 2009 compared to $6.0 million during the first half of 2008. The 2009 first half non-interest income was reduced by $1.6 million of OTTI charges recognized for impaired investment securities.

Non-interest expense increased to $31.1 million for the first six months of 2009 from $29.0 million in 2008. Excluding one-time acquisition-related charges of $1.0 million, non-interest expense was $28.0 million for the first six months of 2008. Most of the 2009 increase relates to ongoing costs of operating the eight branches acquired in the Pavilion acquisition for the full period in 2009. In addition, FDIC insurance expense has increased by $1.6 million due to changes in the assessment rates, a 2009 special assessment of $900,000 and full utilization early in the 2008 first quarter of credits issued by the FDIC. Credit, collection and OREO-related costs have increased $1.1 million in the first six months of 2009 over the first six months of 2008. Year to date 2008 non-interest expense included the $752,000 of expense associated with losses related to a former investment advisor.

“These are interesting times in banking,” said Small. “We are proud of our ability to meet the challenges to date, and we are keeping a watchful eye on the federal government initiatives that are coming down the road. Regulation changes, stimulus package ramifications and special assessments by the FDIC will certainly have an impact on our operations in the future.”

Total Assets at $2.02 Billion

Total assets at June 30, 2009 were $2.02 billion, compared to $1.93 billion at June 30, 2008. Net loans receivable (excluding loans held for sale) were $1.58 billion at June 30, 2009 compared to $1.56 billion at June 30, 2008. Total cash and cash equivalents were $88.8 million at June 30, 2009 compared with $44.7 million at June 30, 2008, an increase of $44.1 million.

Total deposits at June 30, 2009 were $1.55 billion compared to $1.43 billion at June 30, 2008, an increase of $126 million. Non-interest bearing deposits at June 30, 2009 were $180.0 million compared to $181.0 million at June 30, 2008. Total stockholders’ equity was $231.6 million at June 30, 2009 compared to $193.8 million at June 30, 2008. Also at June 30, 2009, goodwill and other intangible assets totaled $64.2 million compared to $65.3 million at June 30, 2008.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, July 21, 2009 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-800-860-2442. A live webcast may be accessed at http://www.talkpoint.com/viewer/starthere.asp?Pres=126299.

Audio replay of the Internet Web cast will be available at www.fdef.com until Wednesday August 5, 2009 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 35 full service branches and 47 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

(in thousands)	(Unaudited) June 30, 2009	December 31, 2008	June 30, 2008
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$31,606	$40,980	$44,621
Interest-bearing deposits	57,178	5,172	59

	88,784	46,152	44,680
Securities
Available-for sale, carried at fair value	133,009	117,575	118,825
Held-to-maturity, carried at amortized cost	831	886	1,035

	133,840	118,461	119,860

Loans	1,610,460	1,617,235	1,582,751
Allowance for loan losses	(25,840)	(24,592)	(20,578)

Loans, net	1,584,620	1,592,643	1,562,173
Loans held for sale	23,835	10,960	11,711
Mortgage servicing rights	8,919	6,611	9,348
Accrued interest receivable	7,023	7,293	7,650
Federal Home Loan Bank stock	21,376	21,376	21,118
Bank Owned Life Insurance	28,884	28,747	28,950
Office properties and equipment	46,835	47,756	47,999
Real estate and other assets held for sale	8,567	7,000	3,158
Goodwill	56,585	56,585	56,111
Core deposit and other intangibles	7,598	8,344	9,195
Deferred taxes	52	336	—
Other assets	6,645	5,136	6,233

Total Assets	$2,023,563	$1,957,400	$1,928,186

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$180,035	$176,063	$181,034
Interest-bearing deposits	1,373,109	1,293,849	1,246,107

Total deposits	1,553,144	1,469,912	1,427,141
Advances from Federal Home Loan Bank	146,947	156,067	191,895
Notes payable and other interest-bearing liabilities	40,284	49,454	59,039
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	389	652	599
Deferred taxes	—	—	3,623
Other liabilities	14,033	16,073	16,006

Total liabilities	1,790,880	1,728,241	1,734,386
Stockholders’ Equity
Preferred stock- including warrants and amortization of discount on preferred shares	37,000	37,000	—
Preferred stock discount	(789)	(867)	—
Common stock, net	127	127	127
Common stock warrant	878	878	—
Additional paid-in-capital	140,567	140,449	140,297
Accumulated other comprehensive loss	(1,813)	(1,904)	(2,533)
Retained earnings	129,344	126,114	128,536
Treasury stock, at cost	(72,631)	(72,638)	(72,627)

Total stockholders’ equity	232,683	229,159	193,800

Total liabilities and stockholders’ equity	$2,023,563	$1,957,400	$1,928,186

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008
Interest Income:
Loans	$23,086	$24,506	$46,463	$47,319
Investment securities	1,474	1,462	2,966	2,947
Interest-bearing deposits	33	15	47	113
FHLB stock dividends	229	254	468	497

Total interest income	24,822	26,237	49,944	50,876
Interest Expense:
Deposits	6,859	7,522	14,042	16,193
FHLB advances and other	1,279	1,545	2,598	3,200
Subordinated debentures	369	456	795	984
Notes Payable	136	468	293	662

Total interest expense	8,643	9,991	17,728	21,039

Net interest income	16,179	16,246	32,216	29,837
Provision for loan losses	3,965	2,797	6,711	3,855

Net interest income after provision for loan losses	12,214	13,449	25,505	25,982
Non-interest Income:
Service fees and other charges	3,326	3,417	6,412	6,039
Mortgage banking income	3,983	1,501	6,697	2,616
Gain on sale of non-mortgage loans	45	8	100	43
Loss on securities	(750)	(432)	(1,422)	(513)
Insurance and investment sales commissions	1,293	1,267	2,816	3,202
Trust income	103	118	205	229
Income from Bank Owned Life Insurance	78	254	137	527
Other non-interest income	281	17	218	22

Total Non-interest Income	8,359	6,150	15,163	12,165
Non-interest Expense:
Compensation and benefits	7,585	7,318	14,950	14,441
Occupancy	1,924	1,944	4,041	3,613
FDIC insurance premium	1,497	431	2,064	465
State franchise tax	596	513	1,097	1,007
Acquisition related charges	—	262	—	1,012
Data processing	1,176	1,134	2,230	2,163
Amortization of intangibles	355	420	746	611
Other non-interest expense	3,000	3,493	6,001	5,679

Total Non-interest Expense	16,133	15,515	31,129	28,991

Income before income taxes	4,440	4,084	9,539	9,156
Income taxes	1,539	1,349	3,230	3,002

Net Income	$2,901	$2,735	$6,309	$6,154

Dividends Accrued on Preferred Shares	(468)	—	(930)	—
Accretion on Preferred Shares	(40)	—	(78)	—

Net Income Applicable to Common Shares	$2,393	$2,735	$5,301	$6,154

Earnings per common share:
Basic	$0.29	$0.34	$0.65	$0.80
Diluted	$0.29	$0.34	$0.65	$0.80

Core operating earnings per common share*:
Basic	$0.29	$0.36	$0.65	$0.89
Diluted	$0.29	$0.36	$0.65	$0.88

Average Shares Outstanding:
Basic	8,117	8,094	8,117	7,662
Diluted	8,123	8,126	8,117	7,701

*	-See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended June 30,			(Unaudited) Six Months Ended June 30,
(dollars in thousands, except per share data)	2009	2008	% change	2009	2008	% change
Summary of Operations

Tax-equivalent interest income (1)	25,117	26,453	(5.1)	50,496	51,296	(1.6)
Interest expense	8,643	9,991	(13.5)	17,728	21,039	(15.7)
Tax-equivalent net interest income (1)	16,474	16,462	0.1	32,768	30,257	8.3
Provision for loan losses	3,965	2,797	41.8	6,711	3,855	74.1
Tax-equivalent NII after provision for loan loss (1)	12,509	13,665	(8.5)	26,057	26,402	(1.3)
Securities losses	(750)	(432)	73.6	(1,422)	(513)	177.2
Non-interest income-excluding securities losses	9,109	6,582	38.4	16,585	12,678	30.8
Non-interest expense	16,133	15,515	4.0	31,129	28,991	7.4
Non-interest expense-excluding non-core charges	16,133	15,253	5.8	31,129	27,979	11.3
One time acquisition related charges	—	262	NM	—	1,012	NM
Income taxes	1,539	1,349	14.1	3,230	3,002	7.6
Net Income	2,901	2,735	6.1	6,309	6,154	2.5
Dividends Declared on Preferred Shares	(468)	—	NM	(930)	—	NM
Accretion on Preferred Shares	(40)	—	NM	(78)	—	NM
Net Income Applicable to Common Shares	2,393	2,735	(12.5)	5,301	6,154	(13.9)
Core operating earnings (2)	2,901	2,905	(0.1)	6,309	6,812	(7.4)
Tax equivalent adjustment (1)	295	216	36.6	552	420	31.4

At Period End
Assets	2,023,563	1,928,925	4.9
Earning assets	1,846,689	1,736,238	6.4
Loans	1,610,460	1,582,751	1.8
Allowance for loan losses	25,840	20,578	25.6
Deposits	1,553,144	1,427,141	8.8
Stockholders’ equity	232,683	194,280	19.8

Average Balances
Assets	2,027,760	1,898,165	6.8	2,006,373	1,771,801	13.2
Earning assets	1,828,272	1,689,398	8.2	1,805,144	1,582,640	14.1
Deposits and interest-bearing liabilities	1,778,848	1,678,026	6.0	1,757,890	1,561,570	12.6
Loans	1,592,513	1,544,409	3.1	1,594,553	1,435,438	11.1
Deposits	1,552,533	1,423,266	9.1	1,533,295	1,329,810	15.3
Stockholders’ equity	231,397	195,845	18.2	230,748	183,769	25.6
Stockholders’ equity / assets	11.41%	10.32%	10.6	11.50%	10.37%	10.9

Per Common Share Data
Net Income
Basic	$0.29	$0.34	(14.7)	$0.65	$0.80	(18.8)
Diluted	0.29	0.34	(14.7)	0.65	0.80	(18.8)
Core operating earnings (2)
Basic	$0.29	$0.36	(17.9)	$0.65	$0.89	(26.5)
Diluted	0.29	0.36	(17.6)	0.65	0.88	(26.2)
Dividends	0.085	0.26	(67.3)	0.255	0.52	(51.0)
Market Value:
High	$14.25	$20.00	(28.8)	$14.25	$22.51	(36.7)
Low	6.10	15.90	(61.6)	3.76	15.90	(76.4)
Close	13.00	16.01	(18.8)	13.00	16.01	(18.8)
Book Value	24.10	23.93	0.7	24.10	23.93	0.7
Tangible Book Value	16.19	15.89	1.9	16.19	15.89	1.9
Shares outstanding, end of period (000)	8,118	8,118	(0.0)	8,118	8,118	(0.0)

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.61%	3.92%	(7.9)	3.66%	3.85%	(5.0)
Return on average assets -GAAP	0.57%	0.58%	(1.1)	0.63%	0.70%	(9.4)
Return on average assets -Core Operating	0.57%	0.62%	(7.4)	0.63%	0.77%	(17.6)
Return on average equity- GAAP	5.03%	5.62%	(10.5)	5.51%	6.73%	(18.1)
Return on average equity- Core Operating	5.03%	5.97%	(15.8)	5.51%	7.45%	(26.0)
Efficiency ratio (3) -GAAP	63.06%	67.33%	(6.3)	63.07%	67.52%	(6.6)
Efficiency ratio (3) -Core Operating	63.06%	66.19%	(4.7)	63.07%	65.17%	(3.2)
Effective tax rate	34.66%	33.03%	4.9	33.86%	32.79%	3.3
Dividend payout ratio (basic)	29.31%	76.47%	(61.7)	39.23%	65.00%	(39.6)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Core operating earnings = Net income plus after tax effect of acquisition related and other one-time charges. See Non-GAAP Disclosure Reconciliation.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net and asset sales gains, net.
NM	Percentage change not meaningful

Non-GAAP Disclosure Reconciliations

First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance’s ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

Core Operating Earnings	Three months ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share data)	2009	2008	2009	2008
Net Income	$2,901	$2,735	$6,309	$6,154

Acquisition related charges	—	262	—	1,012
Tax effect	—	(92)	—	(354)

After-tax non-operating items	—	170	—	658

Core operating earnings	$2,901	$2,905	$6,309	$6,812

Acquisition related charges in 2008 reflect charges associated with the acquisition of Pavilion Bancorp.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2009	2008	2009	2008
Gain from sale of mortgage loans	$2,922	$1,041	$5,735	$2,184
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	695	682	1,384	1,148
Amortization of mortgage servicing rights	(1,154)	(389)	(2,111)	(740)
Mortgage servicing rights valuation adjustments	1,520	167	1,689	24

	1,061	460	962	432

Total revenue from sale and servicing of mortgage loans	$3,983	$1,501	$6,697	$2,616

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	2009			2008
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,592,513	$23,116	5.82%	$1,544,409	$24,536	6.39%
Securities	130,663	1,739	5.26%	121,506	1,648	5.42%
Interest Bearing Deposits	83,720	33	0.16%	2,616	15	2.31%
FHLB stock	21,376	229	4.30%	20,867	254	4.90%

Total interest-earning assets	1,828,272	25,117	5.50%	1,689,398	26,453	6.29%
Non-interest-earning assets	199,488			208,767

Total assets	$2,027,760			$1,898,165

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,377,317	$6,859	2.00%	$1,252,165	$7,522	2.42%
FHLB advances and other	146,951	1,279	3.49%	164,811	1,545	3.77%
Other Borrowings	43,122	136	1.27%	53,724	468	3.50%
Subordinated debentures	36,242	369	4.08%	36,225	456	5.06%

Total interest-bearing liabilities	1,603,632	8,643	2.16%	1,506,925	9,991	2.67%
Non-interest bearing deposits	175,216	—	—	171,101	—	—

Total including non-interest-bearing demand deposits	1,778,848	8,643	1.95%	1,678,026	9,991	2.39%
Other non-interest-bearing liabilities	17,515			24,294

Total liabilities	1,796,363			1,702,320
Stockholders’ equity	231,397			195,845

Total liabilities and stockholders’ equity	$2,027,760			$1,898,165

Net interest income; interest rate spread		$16,474	3.34%		$16,462	3.62%

Net interest margin (3)			3.61%			3.91%

Average interest-earning assets to average interest bearing liabilities			114%			112%

	Six Months Ended June 30,
	2009			2008
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,594,553	$46,521	5.88%	$1,435,438	$47,363	6.64%
Securities	124,988	3,460	5.51%	119,112	3,323	5.60%
Interest Bearing Deposits	64,227	47	0.15%	8,352	113	2.72%
FHLB stock	21,376	468	4.42%	19,738	497	5.06%

Total interest-earning assets	1,805,144	50,496	5.61%	1,582,640	51,296	6.52%
Non-interest-earning assets	201,229			189,161

Total assets	$2,006,373			$1,771,801

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,362,747	$14,042	2.08%	$1,181,938	$16,193	2.76%
FHLB advances and other	147,021	2,598	3.56%	155,666	3,200	4.13%
Other Borrowings	41,327	293	1.43%	39,841	662	3.34%
Subordinated debentures	36,247	795	4.41%	36,253	984	5.46%

Total interest-bearing liabilities	1,587,342	17,728	2.25%	1,413,698	21,039	2.99%
Non-interest bearing deposits	170,548	—	—	147,872	—	—

Total including non-interest-bearing demand deposits	1,757,890	17,728	2.03%	1,561,570	21,039	2.71%
Other non-interest-bearing liabilities	17,735			26,462

Total liabilities	1,775,625			1,588,032
Stockholders’ equity	230,748			183,769

Total liabilities and stockholders’ equity	$2,006,373			$1,771,801

Net interest income; interest rate spread		$32,768	3.36%		$30,257	3.53%

Net interest margin (3)			3.66%			3.84%

Average interest-earning assets to average interest bearing liabilities			114%			112%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008
Summary of Operations
Tax-equivalent interest income (1)	$25,117	$25,379	$26,188	$26,876	$26,453
Interest expense	8,643	9,085	9,952	10,277	9,991
Tax-equivalent net interest income (1)	16,474	16,294	16,236	16,599	16,462
Provision for loan losses	3,965	2,746	3,824	4,907	2,797
Tax-equivalent NII after provision for loan losses (1)	12,509	13,548	12,412	11,692	13,665
Investment securities gains (losses)	(750)	(672)	(596)	(2,051)	(432)
Non-interest income (excluding securities gains/losses)	9,109	7,476	3,360	6,191	6,582
Non-interest expense	16,133	14,996	13,571	15,233	15,515
Acquisition and other on-time charges	—	—	85	20	262
Income taxes	1,539	1,691	482	44	1,349
Net income	2,901	3,408	880	322	2,735
Dividends Declared on Preferred Shares	(468)	(463)	(134)	—	—
Accretion on Preferred Shares	(40)	(38)	(11)	—	—
Net Income Applicable to Common Shares	2,393	2,907	735	322	2,735
Core operating earnings (2)	2,901	3,408	935	335	2,905
Tax equivalent adjustment (1)	295	257	243	233	216

At Period End
Total assets	$2,023,563	$2,010,662	$1,957,400	$1,922,026	$1,928,925
Earning assets	1,846,689	1,838,397	1,773,204	1,741,438	1,736,238
Loans	1,610,460	1,585,897	1,617,235	1,596,327	1,582,751
Allowance for loan losses	25,840	25,694	24,592	23,445	20,578
Deposits	1,553,144	1,540,235	1,469,912	1,435,804	1,427,141
Stockholders’ equity	232,683	230,608	229,159	189,676	194,280
Stockholders’ equity / assets	11.50%	11.47%	11.71%	9.87%	10.07%
Goodwill	56,585	56,585	56,585	56,830	56,111

Average Balances
Total assets	$2,027,760	$1,984,985	$1,938,461	$1,928,987	$1,898,165
Earning assets	1,828,272	1,782,019	1,730,284	1,727,343	1,689,398
Deposits and interest-bearing liabilities	1,778,848	1,736,933	1,718,315	1,712,212	1,678,026
Loans	1,592,513	1,596,592	1,591,144	1,585,489	1,544,409
Deposits	1,552,533	1,514,059	1,466,366	1,437,273	1,423,266
Stockholders’ equity	231,397	230,099	201,499	194,452	195,845
Stockholders’ equity / assets	11.41%	11.59%	10.39%	10.08%	10.32%

Per Common Share Data
Net Income:
Basic	$0.29	$0.36	$0.09	$0.04	$0.34
Diluted	0.29	0.36	0.09	0.04	0.34
Core operating earnings (2)
Basic	0.29	0.36	0.10	0.04	0.36
Diluted	0.29	0.36	0.10	0.04	0.36
Dividends	0.085	0.17	0.17	0.26	0.26
Market Value:
High	$14.25	$8.95	$14.50	$17.66	$20.00
Low	6.10	3.76	6.00	10.00	15.90
Close	13.00	6.08	7.73	11.01	16.01
Book Value	24.10	23.85	23.67	23.37	23.93
Shares outstanding, end of period (in thousands)	8,118	8,117	8,117	8,117	8,118

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.61%	3.71%	3.72%	3.81%	3.91%
Return on average assets -GAAP	0.57%	0.70%	0.18%	0.07%	0.58%
Return on average assets -Core Operating	0.57%	0.70%	0.19%	0.07%	0.62%
Return on average equity- GAAP	5.03%	6.02%	1.74%	0.66%	5.62%
Return on average equity- Core Operating	5.03%	6.02%	1.85%	0.69%	5.97%
Efficiency ratio (3) -GAAP	63.06%	63.09%	69.25%	66.84%	67.33%
Efficiency ratio (3) -Core Operating	63.06%	63.09%	68.82%	66.75%	66.19%
Effective tax rate	34.66%	33.16%	35.39%	12.02%	33.03%
Common dividend payout ratio (basic)	29.31%	47.22%	188.89%	650.00%	76.47%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	See Non-GAAP Disclosure Reconciliation
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008
Loan Portfolio Composition
One to four family residential real estate	$238,000	$241,119	$251,807	$250,244	$251,887
Construction	44,670	50,534	72,938	75,822	83,279
Commercial real estate	768,636	764,841	755,740	746,676	731,472
Commercial	382,434	350,070	356,574	353,453	351,812
Consumer finance	38,074	38,676	41,012	41,964	41,251
Home equity and improvement	151,213	156,668	161,106	158,992	153,715

Total loans	1,623,027	1,601,908	1,639,177	1,627,151	1,613,416
Less:
Loans in process	11,602	14,954	20,892	29,794	29,585
Deferred loan origination fees	965	1,057	1,050	1,030	1,080
Allowance for loan loss	25,840	25,694	24,592	23,445	20,578

Net Loans	$1,584,620	$1,560,203	$1,592,643	$1,572,882	$1,562,173

Allowance for loan loss activity
Beginning allowance	25,694	24,592	$23,445	$20,578	$18,556
Provision for loan losses	3,965	2,746	3,824	4,907	2,797
Reserve from acquisitions	—	—	—	121	38
Credit loss charge-offs:
One to four family residential real estate	505	148	369	478	281
Commercial real estate	2,066	669	1,480	1,495	319
Commercial	950	702	593		220
Consumer finance	83	123	224	73	56
Home equity and improvement	301	130	57	216	18

Total charge-offs	3,905	1,772	2,723	2,262	894
Total recoveries	86	128	46	101	81

Net charge-offs (recoveries)	3,819	1,644	2,677	2,161	813

Ending allowance	$25,840	$25,694	$24,592	$23,445	$20,578

Credit Quality
Non-accrual loans	$35,528	$29,473	$28,017	$24,630	$17,727
Restructured loans, accruing	4,845	7,199	6,250	905	—

Total non-performing loans (1)	40,373	36,672	34,267	25,535	17,727
Real estate owned (REO)	8,567	7,839	7,000	4,776	3,158

Total non-performing assets (2)	$48,940	$44,511	$41,267	$30,311	$20,885

Net charge-offs	3,819	1,644	2,677	2,161	813

Allowance for loan losses / loans	1.60%	1.62%	1.52%	1.47%	1.30%
Allowance for loan losses / non-performing assets	52.80%	57.73%	59.59%	77.35%	98.53%
Allowance for loan losses / non-performing loans	64.00%	70.06%	71.77%	91.82%	116.08%
Non-performing assets / loans plus REO	3.02%	2.79%	2.54%	1.89%	1.32%
Non-performing assets / total assets	2.42%	2.21%	2.11%	1.57%	1.08%
Net charge-offs / average loans (annualized)	0.96%	0.41%	0.67%	0.56%	0.21%

Deposit Balances
Non-interest-bearing demand deposits	$180,035	$163,855	$176,063	$158,139	$181,034
Interest-bearing demand deposits and money market	456,177	413,104	374,488	365,251	401,401
Savings deposits	135,821	132,590	132,145	145,019	146,697
Retail time deposits less than $100,000	568,595	608,811	578,245	557,643	514,209
Retail time deposits greater than $100,000	165,401	171,588	170,485	177,848	163,614
National/Brokered time deposits	47,115	50,287	38,486	31,904	20,186

Total deposits	$1,553,144	$1,540,235	$1,469,912	$1,435,804	$1,427,141

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring
June 30, 2009
One to four family residential real estate	$238,000	$224,165	$5,594	$5,541	$3,019
Construction	44,670	44,416	194	60	—
Commercial real estate	768,636	726,778	13,212	25,672	1,769
Commercial	382,434	374,761	3,781	3,589	57
Consumer finance	38,074	37,595	440	39	—
Home equity and improvement	151,213	147,975	2,611	627	—

Total loans	$1,623,027	$1,555,690	$25,832	$35,528	$4,845

March 31, 2009
One to four family residential real estate	$241,119	$230,751	$4,201	$6,167	$1,333
Construction	50,534	50,112	297	125	—
Commercial real estate	764,841	733,251	13,140	18,450	4,474
Commercial	350,070	342,951	3,111	4,008	1,369
Consumer finance	38,676	38,318	301	57	—
Home equity and improvement	156,668	153,206	2,796	666	23

Total loans	$1,601,908	$1,548,589	$23,846	$29,473	$7,199

December 31, 2008
One to four family residential real estate	$251,807	$242,547	$4,676	$4,584	$1,101
Construction	72,938	72,814	52	72	—
Commercial real estate	755,740	730,355	5,406	19,979	2,205
Commercial	356,574	352,022	1,671	2,881	2,944
Consumer finance	41,012	40,428	515	69	—
Home equity and improvement	161,106	155,650	5,024	432	—

Total loans	$1,639,177	$1,593,816	$17,344	$28,017	$6,250

June 30, 2008
One to four family residential real estate	$251,887	$243,444	$2,870	$5,573	$—
Construction	83,279	80,372	1,766	1,141	—
Commercial real estate	731,472	710,980	11,230	9,262	—
Commercial	351,812	347,020	3,899	893	—
Consumer finance	41,251	40,714	352	185	—
Home equity and improvement	153,715	151,217	1,825	673	—

Total loans	$1,613,416	$1,573,747	$21,942	$17,727	$—